Exhibit 99.1

  Pacific Capital Bancorp Names Joyce Clinton Chief Financial Officer

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Feb. 23, 2006--Pacific Capital Bancorp (Nasdaq:PCBC) today announced that Joyce Clinton will become the Company's new Executive Vice President and Chief Financial Officer effective March 16, 2006. Ms. Clinton, who most recently served as Senior Vice President and Chief Financial Officer of Wells Fargo Services, will replace Donald Lafler, who had previously announced his intention to retire in 2006. Following the arrival of Ms. Clinton, Mr. Lafler will remain with Pacific Capital Bancorp in a consulting position through the completion of the Company's 2006 Refund Anticipation Loan/Refund Transfer season.
    Ms. Clinton is a certified public accountant with 24 years of experience in retail and commercial banking, payment operations, and technology. Since 1996, Ms. Clinton has held a number of senior financial management positions with Wells Fargo Services (WFS), the technology and payment operations business for Wells Fargo & Co., including management of the network, information security, data center operations, application maintenance, check processing, wire operations, ATM operations, treasury management operations, call centers, and air/ground transportation. As the Senior Vice President and Chief Financial Officer of WFS, she directed all financial, accounting, regulatory compliance, and budgeting functions. In this role, Ms. Clinton has implemented extensive cost-savings and cost-recovery initiatives to enhance operational efficiencies and drive productivity gains. She also reengineered and managed the funding process for technology and application development projects.
    Prior to joining Wells Fargo, Ms. Clinton held senior financial management positions with First Interstate Bank and Chase Bank of Arizona, and was also a senior accountant with Arthur Andersen & Co. Ms. Clinton holds a Bachelor of Accountancy degree from New Mexico State University.
    "We are very pleased to add an executive of Joyce Clinton's talent and experience to our management team," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "Joyce possesses the complete skill set required for effectively managing our financial reporting and budgeting processes, while also having a proven record for directing successful initiatives designed to enhance efficiencies, streamline operations, and tightly manage expense levels. Her strong background in managing sophisticated technology platforms will become increasingly important to the Company as we continue to grow.
    "We are grateful to Don for his many years of valuable service to the Company, and we appreciate his willingness to oversee the completion of the 2006 RAL/RT season. We wish Don a very happy and healthy retirement," said Thomas.
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, First Bank of San Luis Obispo, and Pacific Capital Bank.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation, and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs, and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally, or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.




    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com